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                                                                    EXHIBIT 10.4


                          SEVERANCE AND BONUS AGREEMENT

         THIS AGREEMENT is made and entered into as of November 12, 1999, by and between Robert Singer, an individual resident of the State of Georgia ("Employee"), and Horizon Medical Products, Inc., a Georgia corporation ("Employer").

                              W I T N E S S E T H:

         WHEREAS, Employee is currently employed by Employer, and Employer desires to provide for severance compensation for Employee in the event Employee's employment is terminated without good cause after an Acquisition of Employer, under the terms and conditions set forth below;

         WHEREAS, Employer desires to retain Employee's services and employment with Employer through the date of any acquisition of Employer by payment of a stay-put bonus under the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, for Employee's continued employment with Employer, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1.  SEVERANCE COMPENSATION.

         (a) Upon the occurrence of either one of the following events after an Acquisition (as defined below), then Employer or its successor shall pay to Employee severance compensation in the amount of One Hundred Twenty-One Thousand and No/100 Dollars ($121,000.00) in equal monthly payments over a twelve (12) month period that commences with the effective date of termination or resignation, as the case may be (such period referred to as the "Term"):

                      (i) If Employee continues his employment with
             Employer through the effective date of an Acquisition and after the Acquisition Employee's employment is terminated by Employer or its successor for any reason other than for good cause (as defined below); or

                      (ii) If within thirty (30) days after the closing of
             an Acquisition Employer or its successor has not offered to Employee a position of employment (under which employment Employee would office within a fifty (50) mile radius of his current home in Georgia) that is mutually acceptable to Employee and Employer or its successor, and thereafter Employee resigns from his employment with Employer or its successor.

         (b) The severance compensation shall be payable in equal semi-monthly installments during the Term, less deductions and withholdings required by applicable law.
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         (c) For purposes of this Agreement, "good cause" for termination of
Employee's employment shall exist (i) if Employee is convicted of, pleads guilty to, or confesses to any felony or act of fraud, misappropriation, or embezzlement, or (ii) if Employee has engaged in a dishonest act to the material damage or prejudice of Employer or its successor, or in conduct or activities materially damaging to the business of Employer or its successor.

         (d) If during the Term, Employee violates any provision in Section 3 below, Employee shall not be entitled to any of such severance compensation.

SECTION 2.  STAY-PUT BONUS.

         In the event Employer is acquired by a third party (by merger or other combination, purchase of assets, purchase of stock, or otherwise (the "Acquisition"), Employee shall earn and be paid a stay-put bonus by Employer or its successor in the amount of Fifty Thousand and No/100 Dollars ($50,000.00) if Employee remains an employee of Employer through the effective time of the Acquisition. The stay-put bonus, if earned under the preceding sentence, shall be paid to Employee no later than ten (10) days after the effective date of the Acquisition.

SECTION 3.  NON-COMPETITION AND NON-SOLICITATION OF EMPLOYEES.

         (a) During the Term, Employee shall not, on his own behalf or on behalf of others, engage within the Territory in the sale or marketing of products that compete with any product that Employer is selling on the effective date of the Acquisition.

         (b) The Territory for purposes of this Section 3 shall be the United States.

         (c) During the Term, Employee, on his behalf or on behalf of others, shall not hire or induce or solicit to leave employment with Employer or its successor any employee who is an employee of Employer or its successor during the Term.

SECTION 4.  NOT EMPLOYMENT AGREEMENT.

         This Agreement does not constitute an employment agreement and does not give Employee the right to any term of employment. The employment of Employee remains an employment at will.

SECTION 5.  EQUITABLE RELIEF.

         The parties acknowledge and agree that a breach or threat to breach the provisions of Section 3 hereof by Employee would result in material and irreparable damage and injury to Employer or its successor and that it would be difficult or impossible to establish the full monetary value of such damage. Therefore, Employer or its successor shall be entitled to injunctive relief by a court of competent jurisdiction if

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Employee breaches or threatens to breach any such term or provision.

SECTION 6.  MISCELLANEOUS.

         (a) If any term of this Agreement is held to be illegal, invalid, or unenforceable by a court of competent jurisdiction, the remaining terms shall remain in full force and effect.

         (b) No waiver by Employer of any provision hereof will be deemed a waiver of any prior or subsequent breach of the same or any other provision. Failure of Employer to exercise any right provided herein shall not be deemed on any subsequent occasions to be a waiver of any right granted hereunder to Employer.

         (c) This Agreement shall inure to the benefit of, and is binding upon, Employer and its successors and assigns and Employee, together with Employee's executor, administrator, personal representative, and heirs.

         (d) This Agreement is intended by the parties hereto to be the final expression of their agreement with respect to the subject matter hereof and is the complete and exclusive statement of the terms hereof, notwithstanding any representations, statements, or agreements to the contrary heretofore made; provided, however, that if Employer and Employee have previously entered into a non-competition and non-disclosure agreement, such agreement shall survive and continue to be enforceable after the date hereof. This Agreement may be modified only by a written instrument signed by all the parties hereto.

         (e) This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed, and governed by and in accordance with the laws of the State of Georgia.

         (f) The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                           HORIZON MEDICAL PRODUCTS, INC.


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                                             By:
                                                -------------------------------


                                             Title:
                                                   ----------------------------

                                             EMPLOYEE:



                                             ----------------------------------
                                             Robert Singer


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